EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Country
Distribution NOW FZE	United Arab Emirates
DNOW Canada ULC	Canada
DNOW L.P.	United States
EcoVapor Recovery Systems, LLC	United States
Greenbrier Petroleum Corporation	United States
Group KZ LLP	Kazakhstan
IMTEC Services LLC (*1)	United States
MacLean International Group (Australia) Pty. Ltd.	Australia
MacLean International Group (SGP) Pte. Ltd.	Singapore
MacLean International Group Limited	United Kingdom
McJunkin Red Man UK Ltd.	United Kingdom
Milton Oil & Gas Company	United States
MRC Global (Belgium) N.V.	Belgium
MRC Global (Finland) OY	Finland
MRC Global (France) SAS	France
MRC Global (Germany) GmbH	Germany
MRC Global (Italy) SRL	Italy
MRC Global (Netherlands) BV	Netherlands
MRC Global (New Zealand) Limited	New Zealand
MRC Global (Saudi Arabia) LLC (*2)	Saudi Arabia
MRC Global (Singapore) Ltd.	Singapore
MRC Global (UK) Limited	United Kingdom
MRC Global (US) Inc.	United States
MRC Global Australia Pty Ltd.	Australia
MRC Global Canada Holdings (UK) Limited	United Kingdom
MRC Global Holdco LLC	United States
MRC Global LLC	Oman
MRC Global Management Company	United States
MRC Global Middle East FZE	United Arab Emirates
MRC Global Middle East Trading LLC (*3)	United Arab Emirates
MRC Global Norway AS	Norway
MRC Stream AS	Norway
MRC Transmark Group BV	Netherlands
MRC Transmark Holdings UK Ltd.	United Kingdom
NOW Canada Holding B.V.	Netherlands
NOW Canada Holding ULC	Canada
NOW Cooperatief I U.A.	Netherlands
NOW Cooperatief II U.A.	Netherlands
NOW Distribution India Private Limited	India
NOW Holding Cooperatief U.A.	Netherlands
NOW Holding LLC	United States
NOW Indonesia Holding LLC	United States
NOW Indonesia Holding B.V.	Netherlands
NOW Management LLC	United States
NOW Mexico Holding I B.V.	Netherlands
NOW Mexico Holding II B.V.	Netherlands
NOW Netherlands B.V.	Netherlands
NOW Netherlands II B.V.	Netherlands
NOW Norway AS	Norway
NOW Singapore Holding LLC	United States
NOW I LLC	United States
Odessa Pumps and Equipment, Inc.	United States
ODP Holding, LLC	United States
Power Service, Inc.	United States
Power Transportation, LLC	United States

EXHIBIT 21.1

Trojan Hose & Supply, LLC	United States
Trojan Leasing, LLC	United States
Trojan Rentals, LLC	United States
Whitco Supply, LLC	United States
WilsonCOS LLC	United States
Wilson Distribution Holdings B.V.	Netherlands
Wilson International, Inc.	United States
Wilson Libya Holdings LLC	United States
Wilson Supply Chain Services Limited	British Virgin Islands

1.
IMTEC Services LLC is owned 49% by MRC Global (US) Inc. and 51% by Frisbie Measurement Services, LLC.
2.
MRC Global (Saudi Arabia) LLC is owned 75% by McJunkin Red Man UK Ltd, 12.5% by Saudi Trading & Research Co Ltd, and 12.5% by Unique Effort Trading Co., Ltd.
3.
MRC Global Middle East Trading L.L.C. is owned 49% by MRC Transmark Holdings UK Ltd. and 51% by Professional Partnership Investments L.L.C., a local corporate sponsor in Abu Dhabi, UAE.